UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

International Endeavors Corporation

(Name of small business issuer in its charter)

Nevada	7000	46-5692180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Code Number)

43020 Blackdeer Loop

Temecula, California 92590

www.Internationalendeavorscorp.com

(951)-296-1024

(Address and telephone number of registrant's principal executive offices and principal place of business)

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-202639

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class

To be so Registered

Common Stock, par value $0.001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of RegistrantÕs Securities to be Registered.

A description of the Registrant’s Common Stock is set forth under the caption “ÒDescription of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-202639) as amended from time to time (the "1933 Act Registration Statement"),and as originally filed with the Securities and Exchange Commission on March 10, 2015 (“Registration Statement”), and in the prospectus included in the Registration Statement and declared effective by the Commission on September 28, 2015, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits.

Exhibit Number	Description of Exhibit

3.1*	Articles of Incorporation
3.2*	Bylaws

*  Incorporated by reference to registration statement on Form S-1 filed on March 10, 2015.

SIGNATURES

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTERNATIONAL ENDEAVORS CORPORATION

Dated: June 10, 2016	By:	/s/ Nate Engel
Nate Engel,
Principal Executive Officer, and Principal Financial Officer